UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2024

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

PIPE Financing

On October 2, 2024, Onconetix, Inc., a Delaware corporation (the “Company”), entered into, and sold to six institutional investor(s) (collectively, the “PIPE Investors”), pursuant to a securities purchase agreement (the “Securities Purchase Agreement”) an aggregate of 3,499 shares of Series C convertible preferred stock, par value $0.00001 per share (“Series C Preferred Stock”), which includes an issuance of 840 shares of Series C Preferred Stock to the lead investor as consideration for the PIPE Investors’ irrevocable commitment to purchase shares of the Series C Preferred Stock, and warrants to purchase 591,856 shares of Common Stock (the “Warrants” and, together with the Series C Preferred Stock, the “PIPE Securities”), for aggregate cash proceeds to the Company of $2.0 million. Such investment is referred to as the “PIPE Financing.”. Concurrently with entering into the Securities Purchase Agreement, the Company also entered into a registration rights agreement with the PIPE Investors, pursuant to which it has agreed to provide the PIPE Investors with certain registration rights related to the shares of Common Stock underlying the shares of Series C Preferred Stock (the “Preferred Shares”) and Warrants, as described below. The following description of the terms of the Securities Purchase Agreement and the Certificate of Designations of Preferences, Rights and Limitations of the Series C Preferred Stock (the “Certificate of Designations”), Warrants and Registration Rights Agreement are only summaries and do not purport to be complete and are qualified in their entirety by reference to the full text of each of those transaction documents, copies of which are filed as Exhibits 10.1, 3.1 4.1 and 10.2, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. Capitalized terms used but not defined herein will have the meanings assigned to them in the Securities Purchase Agreement, Certificate of Designations, Warrants or Registration Rights Agreement, as the case may be.

Series C Preferred Stock

Certificate of Designations

General. Pursuant to the Certificate of Designations, the Company has authorized the issuance of up to 10,000 shares of Series C Preferred Stock, each having a stated value of $1,000 per share (the “Stated Value”). The Company has issued 3,499 shares of the Company Series C Preferred Stock to the PIPE Investors.

Ranking.  Except (i) for the Series A Preferred Stock of the Company, which shall be Parity Stock, and (ii) to the extent that the Required Holders (as defined in the Securities Purchase Agreement) expressly consent to the creation of Parity Stock or Senior Preferred Stock, all shares of capital stock of the Company will be junior in rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company.

Dividends. The holders of Series C Preferred Stock are entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of Common Stock, when and if actually paid. In addition, from and after the occurrence and during the continuance of any Triggering Event, dividends (“Default Dividends”) will accrue on the Stated Value of each Preferred Share at a rate of fifteen percent (15.0%) (the “Default Rate”) per annum. Default Dividends are payable by way of inclusion of Default Dividends in the Conversion Amount (as defined below) on each Conversion Date, upon any redemption or upon any required payment upon any Bankruptcy Triggering Event. In the event that such Triggering Event is subsequently cured (and no other Triggering Event then exists), the accrual of Default Dividends will cease to be effective as of the calendar day immediately following the date of such cure; provided that Default Dividends as calculated and unpaid during the continuance of such Triggering Event will continue to apply to the extent relating to the days after the occurrence of such Triggering Event through and including the date of such cure of such Triggering Event.

Conversion Rights:

Conversion at Option of Holder.  Each holder is entitled to convert any portion of the outstanding Preferred Shares held by such holder into validly issued, fully paid and non-assessable Conversion Shares at the Conversion Rate. Except as otherwise provided in the Certificate of Designations, the number of Conversion Shares issuable upon conversion of any Preferred Share will be determined by dividing (x) the Conversion Amount of such Preferred Share by (y) the Conversion Price (the “Conversion Rate”). As used herein, the term “Conversion Amount” means, with respect to each Preferred Share, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) any Default Dividends thereon as of such date of determination plus (3) any other amounts owed to such PIPE Investor pursuant to the terms of the Certificate of Designations or any other Transaction Document; and the term “Conversion Price” means, with respect to each Preferred Share, as of any Conversion Date or other date of determination, $4.5056, subject to adjustment as provided in the Certificate of Designations.

Conversion at the Option of the Holder Upon the Occurrence of a Triggering Event. After the Stockholder Approval Date (as defined in the Securities Purchase Agreement), if a Triggering Event occurs and is continuing, at any time after the earlier of a holder’s receipt of a Triggering Event Notice and such holder becoming aware of such Triggering Event (such earlier date, the “Alternate Conversion Right Commencement Date”) and ending on the twentieth (20th) Trading Day after the later of (x) the date such Triggering Event is cured and (y) such holder’s receipt of a Triggering Event Notice (such ending date, the “Alternate Conversion Right Expiration Date”, and each such period, an “Alternate Conversion Right Period”), such holder may, at such holder’s option, by delivery of a Conversion Notice to the Company (the date of any such Conversion Notice, each an “Alternate Conversion Date”), convert all, or any number of Preferred Shares held by such holder into shares of Common Stock at the Alternate Conversion Price (each, an “Alternate Conversion”).

As used herein:

“Alternate Conversion Price” means, with respect to any Alternate Conversion that price which will be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 80% of the lowest VWAP of the Common Stock during the five (5) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

“Alternate Conversion Floor Amount” means an amount equal to the product obtained by multiplying (A) the higher of (i) the highest price that the Common Stock trades at on the Trading Day immediately preceding the relevant Alternate Conversion Date and (ii) the applicable Alternate Conversion Price and (B) the difference obtained by subtracting (i) the number of shares of Common Stock delivered (or to be delivered) to such holder on the applicable Share Delivery Deadline with respect to such Alternate Conversion from (ii) the quotient obtained by dividing (x) the applicable Conversion Amount that such holder has elected to be the subject of the applicable Alternate Conversion, by (y) the applicable Alternate Conversion Price, without giving effect to the Floor Price.

“Floor Price” means $1.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events), or, subject to the rules and regulations of the Principal Market, such lower price as the Company and the Required Holders may agree, from time to time.

“Triggering Event Notice” means written notice from the Company delivered to each holder within two Business Days after the occurrence of a Triggering Event) that includes (i) a reasonable description of the applicable Triggering Event, (ii) a certification as to whether, in the reasonable opinion of the Company, such Triggering Event is capable of being cured and, if applicable, a reasonable description of any existing plans of the Company to cure such Triggering Event and (iii) a certification as to the date the Triggering Event occurred and, if cured on or prior to the date of such Triggering Event Notice, the applicable Alternate Conversion Right Expiration Date.

“Triggering Event” includes, but is not limited to, the following, subject to certain cure periods as set forth in the Certificate of Designations:

(i) the failure to file a registration statement for the resale of the shares of Common Stock underlying the Preferred Shares and the Warrants, or the failure of the applicable Registration Statement to be declared effective by the SEC, ten (10) days after the applicable deadline;

(ii) the failure to maintain the effectiveness of a registration statement pursuant to the terms of the Registration Rights Agreement;

(iii) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(iv) failure to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of shares of Common Stock within the requisite time frame;

(v) failure to maintain authorized, but unissued shares equal to 150% of the shares underlying the Preferred Shares and the Warrants;

(vi) the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $500,000 of Indebtedness of the Company or any of its Subsidiaries, or a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company and/or any of its Subsidiaries;

(vii) the institution, commencement, court order or decree by or against the Company or any Subsidiary of certain bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors (the “Bankruptcy Triggering Events”);

(viii) the Company and/or any Subsidiary, individually or in the aggregate, either (i) fails to pay, when due, or within any applicable grace period, any payment with respect to any Indebtedness in excess of $500,000 due to any third party (other than, with respect to unsecured Indebtedness only, payments contested by the Company and/or such Subsidiary (as the case may be) in good faith by proper proceedings and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP) or is otherwise in breach or violation of any agreement for monies owed or owing in an amount in excess of $500,000, which breach or violation permits the other party thereto to declare a default or otherwise accelerate amounts due thereunder, or (ii) suffer to exist any other circumstance or event that would, with or without the passage of time or the giving of notice, result in a default or event of default under any agreement binding the Company or any Subsidiary, which default or event of default would or is likely to have a material adverse effect on the business, assets, operations (including results thereof), liabilities, properties, condition (including financial condition) or prospects of the Company or any of its Subsidiaries, individually or in the aggregate;

(ix) the Company or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to Material Adverse Effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Transaction Document;

(x) a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;

(xi) any breach or failure in any respect by the Company or any Subsidiary to comply with any provision of the covenants included in the Certificate of Designations;

(xii) any Preferred Shares remain outstanding on or after April 2, 2026;

(xiii) any Change of Control occurs without the prior written consent of the Required Holders, which consent will not be unreasonably withheld, conditioned or delayed;

(xiv) any Material Adverse Effect occurs; or

(xv) any provision of any Transaction Document will at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Company, or the validity or enforceability thereof is contested.

Conversion Price Adjustments. If on the ninetieth (90th) calendar day and one hundred eightieth (180) calendar day (each an “Adjustment Date”) following the occurrence of the later of (x) the date that Company stockholders approve the transaction and all securities issuable to the PIPE Investors in connection therewith, as required by Nasdaq (“Stockholder Approval”) and (y) the earlier of (a) the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and (b) the date that the Series C Preferred Stock is eligible to be resold without restriction under Rule 144 of the Securities Act, as amended (the “Securities Act”), the Conversion Price then in effect is greater than the Market Price then in effect (the “Adjustment Price”), the Conversion Price will automatically lower to the Adjustment Price. As used herein, “Market Price” means, with respect to any Adjustment Date, the greater of (x) the Floor Price and (y) the lowest closing price of the Common Stock on the Principal Market on any Trading Day during the five (5) Trading Day period ended on, and including, the Trading Day ended immediately prior to such applicable Adjustment Date (each, a “Market Price Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such applicable Market Price Measuring Period. Only downward adjustments will be made.

Share Combination Event Adjustment. In addition to the adjustments set forth above, if at any time and from time to time on or after Stockholder Approval, there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving the Common Stock (each, a “Share Combination Event”, and such date thereof, the “Share Combination Event Date”) and the lowest VWAP during the ten consecutive (10) Trading Day period ending and including the fifth (5) Trading Day immediately preceding the Share Combination Event Date (the “Event Market Price”) (provided if the Share Combination Event is effective after close of trading on the primary Trading Market, then commencing on the next Trading Day which period will be the “Share Combination Adjustment Period”) is less than the Conversion Price then in effect, then at the close of trading on the primary Trading Market on the last day of the Share Combination Adjustment Period, the Conversion Price then in effect on such fifth (5th) Trading Day will be reduced (but in no event increased) to the Event Market Price, but not less than the Floor Price. Notwithstanding the foregoing, if one or more Share Combination Events occur prior to Stockholder Approval being obtained and a reduction of the Conversion Price did not occur, once Stockholder Approval is obtained, the Conversion Price will automatically be reduced to equal the lowest Event Market Price with respect to any Share Combination Event that occurred prior to Stockholder Approval being obtained, but not less than the Floor Price.

Adjustments for Dilutive Issuances. If and whenever the Company grants, issues or sells (or enters into any agreement to grant, issue or sell), or pursuant to the provisions of the Certificate of Designations is deemed to have done any of the foregoing, but excluding any Excluded Securities granted, issued or sold or deemed to have been granted, issued or sold, any shares of Common Stock for a consideration per share (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such granting, issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then, immediately after such Dilutive Issuance, the Conversion Price then in effect will be reduced to an amount equal to the New Issuance Price.

Voluntary Adjustment Right. Subject to the rules and regulations of the Principal Market, the Company has the right, at any time, with the written consent of the Required Holders, to lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Company board of directors.

Change of Control Exchange. Upon a change of control of the Company, each holder may require the Company to exchange the holder’s shares of Series C Preferred Stock for consideration equal to the change of Control Election Price, to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Fundamental Transactions. The Certificate of Designations prohibits the Company from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or the Company’s successor) assumes in writing all of the Company’s obligations under the of Common Stock, except as provided in the transaction documents in the PIPE Financing.

Redemption Rights:

Optional Redemption by the Company. At any time, the Company has the right to redeem in cash all, but not less than all, of the Preferred Shares then outstanding at a price (the “Company Optional Redemption Price”) equal to 125% of the greater of (i) the Conversion Amount being redeemed and (ii) the product of (1) the Conversion Rate with respect to the Conversion Amount being redeemed multiplied by (2) the greatest closing sale price of the Company’s Common Stock on any Trading Day during the period commencing on the date immediately preceding the date the Company notifies the holders of its election to redeem and the date the Company makes the entire payment required.

Mandatory Redemption by the Company Upon a Bankruptcy Triggering Event. Upon the occurrence and continuation of a Bankruptcy Triggering Event, the Company will immediately redeem, in cash, each of the Preferred Shares then outstanding at a redemption price equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) 125% and (ii) the product of (X) the Conversion Rate with respect to the Conversion Amount in effect immediately following the date of initial public announcement (or public filing of bankruptcy documents, as applicable) of such Bankruptcy Triggering Event multiplied by (Y) the product of (1) 125% multiplied by (2) the greatest closing sale price of the Common Stock on any Trading Day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Company pays the entire payment required, provided that a Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver will not affect any other rights of such Holder or any other Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event or any right to conversion (or Alternate Conversion), as applicable.

Voting Rights. The holders of the Series C Preferred Stock have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and are not entitled to call a meeting of such holders for any purpose nor are they entitled to participate in any meeting of the holders of Common Stock, except as provided in the Certificate of Designations (or as otherwise required by applicable law).

Covenants. The Certificate of Designations contains a variety of obligations on the Company’s part not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause the Company’s subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Certificate of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the of Certificate of Designations or Warrants.

Ownership Limitation. In no event may any Preferred Shares be converted (or Warrants be exercised) and shares of Common Stock be issued to any holder if after giving effect to the issuance of shares of Common Stock upon such conversion of the Preferred Shares (or exercise of the Warrants), the holder (together with its affiliates, if any) would beneficially own more than 4.99% of the outstanding shares of Common Stock, which we refer to herein as the “PIPE Blocker”). The PIPE Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the applicable holder of the Preferred Shares (or Warrants), except that any raise will only be effective upon 61-days’ prior notice to the Company.

Exchange Right. If the Company or any of its Subsidiaries consummates any Subsequent Placement (other than with respect to Excluded Securities (as defined in the Securities Purchase Agreement)), and a holder elects in writing to the Company to participate in such Subsequent Placement, each such holder may, at the option of such holder as elected in writing to the Company, exchange all, or any part, of the Preferred Shares of such holder into the securities in such Subsequent Placement (with the aggregate amount of such securities to be issued in such exchange equal to such aggregate amount of such securities with a purchase price valued at 120% of the Conversion Amount of the Preferred Shares delivered by such holder in exchange therefor); provided that any such exchange will be subject to all applicable Nasdaq restrictions.

Reservation Requirements. So long as any Series C Preferred Stock remains outstanding, the Company will at all times reserve at least 150% of the number of shares of Common Stock as will from time to time be necessary to effect the conversion of all Preferred Shares then outstanding.

Conditions Precedent to Closing: As set forth in the Securities Purchase Agreement, the obligations of each party to consummate the PIPE Financing are conditioned upon, among other things, customary closing conditions and the consummation of the transactions contemplated by the Committed Equity Line of Credit (“ELOC”), described below under the caption “Common Stock Purchase Agreement”.

Warrants

Exercise Price. The exercise price of the Warrants is $4.38, the Nasdaq Minimum Price (as defined below.) The exercise price is subject to adjustment for stock splits, combinations and similar events, and, in the event of stock dividends and splits, the number of shares of Common Stock issuable upon the exercise of the Warrant also will be adjusted so that the aggregate exercise price will be the same immediately before and immediately after any such adjustment.

Exercise Period. The Warrants are exercisable beginning six months after the issuance date (the “Initial Exercisability Date”) and expiring on the third anniversary of the Initial Exercisability Date. The Warrants require “buy-in” payments to be made by us for failure to deliver any shares of Common Stock issuable upon exercise.

Cashless Exercise. If at the time of exercise of the Warrants, there is no effective registration statement registering the shares of the Company Common Stock underlying the Warrants, such Warrants may be exercised on a cashless basis pursuant to their terms.

Purchase Rights; Participation Rights. If the Company issues options, convertible securities, warrants, shares, or similar securities to holders of the Company shares of the Company Common Stock, each Warrant holder has the right to acquire the same as if the holder had exercised its Warrant. The holders of the Warrants are entitled to receive any dividends paid or distributions made to the holders of the Company’s shares of Common Stock on an “as if converted” basis.

Fundamental Transactions. The Warrants prohibit the Company from entering into specified fundamental transactions unless the successor entity assumes all of the Company obligations under the Warrants under a written agreement before the transaction is completed. Upon specified corporate events, a Warrant holder will thereafter have the right to receive upon an exercise such shares, securities, cash, assets or any other property whatsoever which the holder would have been entitled to receive upon the happening of the applicable corporate event had the Warrant been exercised immediately prior to the applicable corporate event. When there is a transaction involving specified changes of control, a Warrant holder will have the right to force the Company to repurchase the holder’s Warrant for a purchase price in cash equal to the Black Scholes value, as calculated under the Warrants, of the then unexercised portion of the Warrant.

Registration Rights Agreement

The PIPE Investors have been granted certain customary registration rights in connection with the PIPE Financing with respect to the shares of Common Stock underlying the Series C Preferred Stock and Warrant pursuant to a registration rights statement, in the form annexed hereto as Exhibit 10.2 (the “Registration Rights Agreement”).Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement to register the shares of Common Stock underlying the Series C Preferred Stock and Warrants within 45 days after the closing of the Securities Purchase Agreement and to have such registration statement effective within 120 days of such closing (or 90 days of such closing if the Company is notified by the Securities and Exchange Commission that such registration statement will not be reviewed or subject to further review).

Tungsten Advisors (through its broker-dealer, Finalis Securities LLC) acted as financial advisor for the PIPE Financing. The Company has agreed to pay financial advisory fees of $160,000 and reimburse certain expenses of the financial advisor.

Common Stock Purchase Agreement

On October 2, 2024, the Company also entered into a Common Stock Purchase Agreement relating to a Committed Equity Facility (the “ELOC Purchase Agreement”) with an institutional investor (the “ELOC Purchaser”), whereby the Company may offer and sell, from time to time at its sole discretion, and whereby the ELOC Purchaser has committed to purchase, up to $25 million of the Company’s newly issued Common Stock, subject to the limitations described below. Concurrently with entering into the ELOC Purchase Agreement, the Company also entered into a registration rights agreement with the ELOC Purchaser, pursuant to which it agreed to provide the ELOC Purchaser with certain registration rights related to the shares issued under the ELOC Purchase Agreement (the “ELOC Registration Rights Agreement”), described below. The following is a summary of the terms of the ELOC Purchase Agreement and the ELOC Registration Rights Agreement, which do not purport to be complete and are qualified in their entirety by reference to the full text of each of those transaction documents, copies of which are filed as Exhibits 10.3 and 10.4, respectively, to this Current Report on Form 8-K, and are incorporated by reference herein. Capitalized terms used herein without definition will have the meanings assigned to them in the ELOC Common Stock Purchase Agreement, as the case may be.

The Company may, from time to time and at its sole discretion, direct the ELOC Purchaser to purchase shares of Common Stock upon the satisfaction of certain conditions set forth in the Common Stock Purchase Agreement at a purchase price per share based on the market price of Common Stock at the time of sale as computed under the ELOC Purchase Agreement. There is no upper limit on the price per share that the ELOC Purchaser could be obligated to pay for Common Stock under the ELOC Purchase Agreement. The Company will control the timing and amount of any sales of Common Stock to the ELOC Purchaser, and the ELOC Purchaser has no right to require the Company to sell any shares to it under the ELOC Purchase Agreement.

The Company does not have a right to commence any sales of Common Stock to the Purchaser under the ELOC Purchase Agreement until the time when all of the conditions to the Company’s right to commence sales of Common Stock to the Purchaser set forth in the ELOC Purchase Agreement have been satisfied, including that a registration statement covering the resale of such shares is declared effective by the SEC and the final form of prospectus is filed with the SEC (the “Commencement Date”). Over the 36-month period from and after the Commencement Date, the Company will control the timing and amount of any sales of Common Stock to the Purchaser. Actual sales of shares of Common Stock to the Purchaser under the ELOC Purchase Agreement will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Common Stock and determinations by us as to the appropriate sources of funding and the Company’s operations.

In no event will the Company issue to the Purchaser under the ELOC Purchase Agreement more than 1,658,525 shares of Common Stock, representing 19.99% of the total number of shares of Common Stock outstanding immediately prior to the execution of the Common Stock Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains the approval of the issuance of such shares by its stockholders in accordance with the applicable stock exchange rules or (ii) sales of Common Stock are made at a price equal to or in excess of the lower of (A) the closing price immediately preceding the delivery of the applicable notice to the Purchaser and (B) the average of the closing prices of the Common Stock for the five business days immediately preceding the delivery of such notice, such that the sales of such Common Stock to the Purchaser would not count toward the Exchange Cap because they are “at market” under applicable stock exchange rules.

In all cases, the Company may not issue or sell any shares of Common Stock to the ELOC Purchaser under the Common Stock Purchase Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the ELOC Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in the ELOC Purchaser beneficially owning more than 4.99% of the outstanding shares of Common Stock (the “ELOC Blocker”). The ELOC Blocker may be raised or lowered to any other percentage not in excess of 9.99% at the option of the ELOC Purchaser, except that any raise will only be effective upon 61-days’ prior notice to the Company.

At any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.05 (the “Purchase Date”), the Company may direct the Purchaser to purchase a specified number of shares of Common Stock (a “Fixed Purchase”) not to exceed 100,000 shares at a purchase price equal to the lesser of 90% of (i) the daily volume weighted average price (the “VWAP”) of the Common Stock for the five trading days immediately preceding the applicable Purchase Date for such Fixed Purchase and (ii) the lowest sale price of a share of Common Stock on the applicable Purchase Date for such Fixed Purchase during the full trading day on such applicable Purchase Date. In any case, the Purchaser’s commitment in any single Fixed Purchase may not exceed $10,000.

In addition, at any time from and after the Commencement Date, on any business day on which the closing sale price of the Common Stock is equal to or greater than $0.05 and such business day is also the Purchase Date for a Fixed Purchase of an amount of shares of Common Stock not less than the applicable Fixed Purchase Maximum Amount (as defined in the Common Stock Purchase Agreement) (the “VWAP Purchase Date”), the Company may also direct the Purchaser to purchase, on the immediately following business day, an additional number of shares of Common Stock in an amount up to the Maximum VWAP Purchase Amount (as defined in the Common Stock Purchase Agreement) (a “VWAP Purchase”) at a purchase price equal to the lesser of 90% of (i) the closing sale price of the Common Stock on the applicable VWAP Purchase Date and (ii) the VWAP during the period on the applicable VWAP Purchase Date beginning at the opening of trading and ending at the VWAP Purchase Termination Time (as defined in the Purchase Agreement). At any time from and after the Commencement Date, on any business day that is also the VWAP Purchase Date for a VWAP Purchase, the Company may also direct the Purchaser to purchase, on such same business day, an additional number of shares of Common Stock in an amount up to the Maximum Additional VWAP Purchase Amount (as defined in the Purchase Agreement) (an “Additional VWAP Purchase”) at a purchase price equal to the lesser of 85% of (i) the closing sale price of the Common Stock on the applicable Additional VWAP Purchase Date and (ii) the VWAP during the Additional VWAP Purchase Period (as defined in the Common Stock Purchase Agreement).

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to the ELOC Purchaser. The Company expects that any proceeds received by it from such sales to the ELOC Purchaser will be used for working capital and general corporate purposes; provided that up to 30% of the proceeds from each Fixed Purchase and VWAP Purchase Notice must be used to redeem shares of Series C Preferred Stock.

The Common Stock Purchase Agreement contains customary representations, warranties and agreements of the Company and the ELOC Purchaser, limitations and conditions regarding sales of Common Stock, indemnification rights and other obligations of the parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the ELOC Purchase Agreement other than a prohibition (with certain limited exceptions) on entering into a dilutive securities transaction during certain periods when the Company is selling Common Stock to the ELOC Purchaser under the Purchase Agreement. The ELOC Purchaser has agreed that, during the term of the Purchase Agreement, it will not engage in or effect, directly or indirectly, any short sales involving the Company’s securities or any hedging transaction that transfers the economic risk of ownership of the Common Stock.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the expiration of the ELOC Registration Statement, (ii) the date on which the ELOC Purchaser will have purchased from the Company under the ELOC Purchase Agreement an aggregate limit of shares of Common Stock as defined therein, (iii) the date on which the Common Stock will have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the ELOC Purchase Agreement, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving the Company has been commenced that is not discharged or dismissed prior to such trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of the Company’s property or the Company makes a general assignment for the benefit of creditors. The Company has the right to terminate the ELOC Purchase Agreement at any time after the Commencement Date (as defined in the ELOC Purchase Agreement), at no cost or penalty, upon one trading day’s prior written notice to the ELOC Purchaser. The ELOC Purchaser has the right to terminate the Purchase Agreement upon ten trading days’ prior written notice to the Company if certain specified events occur. The Company and the ELOC Purchaser may also agree to terminate the ELOC Purchase Agreement by mutual written consent. Neither the Company nor the ELOC Purchaser may assign or transfer the Company’s respective rights and obligations under the ELOC Purchase Agreement.

Concurrent with the execution of the ELOC Purchase Agreement, the Company entered into a registration rights agreement with the ELOC Purchaser (the “ELOC Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement covering the issuance and sale of the maximum number of shares issuable under the ELOC Purchase Agreement as may be permitted under applicable rules. The Company agreed to use its commercially reasonable efforts to cause the registration statement to be filed within 45 days after the closing of the ELOC Purchase Agreement and to have such registration statement effective within 120 days of such closing (or 90 days of such closing if the Company is notified by the Securities and Exchange Commission that such registration statement will not be reviewed or subject to further review).

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 with respect to the issuances of the PIPE Securities pursuant to the Securities Purchase Agreement is incorporated herein by reference. The issuance of all such PIPE Securities will not be registered under the Securities Act in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder, or under any state securities laws. The Company relied on this exemption from registration in entering into the Securities Purchase Agreement and will rely upon this exemption from registration in issuing such securities based in part on representations made by the PIPE Investors. The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 7.01 Regulation FD Disclosure

On October 3, 2024, the Company issued a press release announcing the entry into the Securities Purchase Agreement and the ELOC Purchase Agreement. The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of this Current Report and the Press Release being furnished herewith shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 and in the Press Release shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designations authorizing the issuance of the Series C Preferred Stock,
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement dated October 2, 2024 relating to the sale of the Series C Preferred Stock and Warrants
10.2	Form of Registration Rights Agreement dated as of October 2, 2024 relating to the resale of the shares of Common Stock underlying the Series C Preferred Stock and Warrants
10.3	Form of ELOC Purchase Agreement dated October 2, 2024
10.4	Form of ELOC Registration Rights Agreement dated October 2, 2024
99.1	Press Release dated October 3, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onconetix, Inc.

Date: October 3, 2024	By:	/s/ Karina M. Fedasz
Karina M. Fedasz
Interim Chief Financial Officer